UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 26, 2007

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD		21075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2007, the Compensation Committee of the Board of Directors of GP Strategies Corporation, a Delaware corporation (“the Company”), granted to certain of its officers and key employees options to purchase an aggregate of 880,000 shares of the Company’s Common Stock at an exercise price of $11.08. The stock options, which were non-qualified stock options for tax purposes, were granted pursuant to the Company’s 2003 Incentive Stock Plan and expire on June 26, 2013. Subject to acceleration upon a change of control and in the case of Messrs. Greenberg and Sharp, termination of employment based on the provisions specified in their respective employment agreements, the stock options vest over the course of five years in accordance with the following vesting schedule: 10% one year after grant; 15% two years after grant; 20% three years after grant; 25% four years after grant, and 30% five years after grant.

The following Named Executive Officers received grants of stock options:

Name	Title	No. of Options
Scott N. Greenberg	Chief Executive Officer	135,000
Douglas E. Sharp	President	115,000
Karl Baer	Executive Vice President	90,000 *
Sharon Esposito-Mayer	Executive Vice President & Chief Financial Officer	70,000 *

* Subject to forfeiture if documentation required by the Company is not executed by September 30, 2007.

The Company will file the Form of Stock Option Agreement with its quarterly report on Form 10-Q for the quarter ended June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: July 2, 2007	By:	/s/ Sharon Esposito-Mayer

Sharon Esposito-Mayer Executive Vice President & Chief Financial Officer